UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 23, 2006

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	1-8489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 23, 2006, the Dominion Resources, Inc. (Dominion) Organization, Compensation and Nominating Committee (the Committee) approved the funding of the 2005 Annual Incentive Plan (the Plan), after using discretion with respect to the funding goal (a consolidated earnings target) to exclude the impacts of Hurricanes Katrina and Rita on the Company's operations. The Committee also exercised discretion in scoring the payment of bonuses under the Plan, primarily due to the impact of the hurricanes, approving full payout for the named executive officers under the Plan in accordance with targets previously disclosed in Dominion's Form 8-K filed on March 3, 2005.

Item 2.02 Results of Operations and Financial Condition

On January 26, 2006, Dominion issued a press release announcing unaudited earnings for the three and twelve months ended December 31, 2005. The press release and related preliminary earnings tables are furnished with this Form 8-K as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

Exhibits
99	Dominion Resources, Inc. press release dated January 26, 2006 and related preliminary earnings tables.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Patricia A. Wilkerson
Patricia A. Wilkerson Vice President and Corporate Secretary

Date: January 26, 2006